Exhibit 99.1

KINGSWAY REPORTS First QUARTER 2025 FINANCIAL RESULTS

Management to Host Conference Call Today at 5 p.m. ET

Chicago - May 8, 2025 - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three months ended March 31, 2025.

First Quarter 2025 Consolidated Financial Highlights

●	Consolidated revenue increased 8.4% to $28.3 million for the three months ended March 31, 2025, compared to $26.2 million in the prior year period
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Kingsway Search Xcelerator (“KSX”) revenue increased 23.3% to $11.7 million in the first quarter of 2025, compared to $9.5 million in the first quarter of 2024, primarily due to the Image Solutions and Bud’s Plumbing acquisitions

o	Extended Warranty revenue remained flat at $16.7 million in the first quarter of 2025, unchanged compared to the first quarter of 2024; however, cash sales were up 3.7% over prior year and up 9.3% sequentially

●	Consolidated net loss was $3.1 million for the three months ended March 31, 2025, compared to a net loss of $2.3 million in the prior year period.

●	Twelve month run-rate adjusted EBITDA for the operating companies is $18.0 million to $19.0 million; this number is intended to capture the 12-month trailing adjusted EBITDA of what the company currently owns or has recently acquired and is not intended to be forward-looking guidance

●	Adjusted consolidated EBITDA decreased $0.7 million to $1.4 million for the three months ended March 31, 2025, compared to $2.1 million in the prior year period
o	KSX adjusted EBITDA was $1.9 million in the first quarter of 2025 compared to $1.6 million in the year ago period. The prior year period excludes Image Solutions and Bud’s Plumbing

o	Extended Warranty adjusted EBITDA was $0.8 million in the first quarter of 2025 compared to $1.4 million in the year ago period

●	The Company had total net debt of $53.1 million as of March 31, 2025, compared with $52.0 million as of December 31, 2024

Recent Business Highlights

●	On March 17, 2025, Kingsway announced the acquisition of M.L.C. Plumbing, LLC (d/b/a Bud's Plumbing Service, "Bud's Plumbing") for $5.0 million. The business is immediately accretive, adding $6.0 million in annual unaudited revenue and $0.8 million in annual unaudited adjusted EBITDA to Kingsway

●	On April 2, 2025, Kingsway announced the appointment of Rob Humble to be President and CEO of Kingsway’s dealer warranty businesses, PWI and Penn Warranty. Mr. Humble’s background and compensation structure are both more closely aligned with that of Kingsway’s Search Xcelerator CEO’s

●	On April 30, 2025, Kingsway announced the acquisition of @Work International Pty Ltd (“ViewPoint”), a cloud native timeshare software firm headquartered in Australia, by Kingsway’s subsidiary Systems Products International Inc. (“SPI Software”), to advance SPI Software’s leadership in the vacation ownership software market

Management Commentary

“Kingsway made solid progress in the first quarter of 2025, both financially and strategically,” said JT Fitzgerald, Kingsway’s President and CEO. “KSX revenue grew 23.3% year-on-year and KSX adjusted EBITDA grew 23.2% year-on-year. Under the surface, our operator CEO’s are executing their strategic plans to position their businesses for accelerating growth on both the top and bottom lines.

“Importantly, Kingsway has already completed two acquisitions this year under the KSX umbrella. In March, Kingsway acquired Bud’s Plumbing and established KSX Skilled Trade Services, our third KSX operating platform. In April, SPI Software acquired ViewPoint to accelerate its product roadmap and to open up exciting opportunities for geographic and market expansion. I’m thrilled to welcome Rob Casper, who leads the KSX Skilled Trades Services platform, as our newest operator CEO, and to continue supporting Drew Richard, President of SPI Software, who leads the KSX Vertical Market Solutions platform.

“I’m also encouraged by the momentum building in Kingsway’s Extended Warranty segment. Although adjusted EBITDA declined year-over-year in the first quarter, the business has returned to growth in cash sales, and key forward-looking indicators of profitability are now solidly positive. After two challenging years marked by industry headwinds and cyclical pressures, Extended Warranty appears to be entering a more favorable phase of recovery, with early signs pointing to both healthy top-line growth and renewed operating leverage.

“Kingsway is well-positioned for the months and years ahead, and the first quarter was another step in the right direction,” concluded Mr. Fitzgerald. “Our KSX deal pipeline is robust, and we remain committed to employing the Search Fund model to acquire and grow asset-light, profitable, and recurring revenue services businesses that can deliver compelling returns for our shareholders.”

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Thursday, May 8, 2025

Time: 5 p.m. Eastern Time

Toll Free: 877-545-0523; Code: 131755

International: 973-528-0016; Code: 131755

Live Webcast Link: https://bit.ly/3YykRi9

Conference Call Replay Information

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 52464

Replay Webcast Link: https://bit.ly/3YykRi9

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries:

Hayden IR
   James Carbonara
   (646) 755-7412
   james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
GAAP Net Income (Loss)	$(9,059)	$(3,092)	$(1,470)	$(2,311)	$(2,186)

Non-GAAP Adjustments:
Discontinued operations	(31)	—	1	135	(167)
Changes in fair value; realized gains/losses (1)	(173)	(22)	(35)	(176)	60
Employee related expenses (2)	2,287	495	390	990	412
Other items (3)	2,866	1,095	225	956	590
Depreciation, amortization, tax and interest expense	13,995	2,876	4,117	3,343	3,659
Total Non-GAAP Adjustments	18,944	4,444	4,698	5,248	4,554

Non-GAAP Adjusted Consolidated EBITDA	$9,885	$1,352	$3,228	$2,937	$2,368

	Twelve Months Ended	For the Three Months Ended
	3/31/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
GAAP Net Income (Loss)	$(6,155)	$(2,328)	$(1,485)	$(675)	$(1,667)

Non-GAAP Adjustments:
Discontinued operations	1,858	213	1,877	(122)	(110)
Changes in fair value; realized gains/losses (1)	(423)	411	217	174	(1,225)
Employee related expenses (2)	2,069	467	755	479	368
Other items (3)	3,109	61	1,081	334	1,633
Gain on sale of PWSC (4)	(342)	—	—	(342)	—
Depreciation, amortization, tax and interest expense	8,687	3,280	177	2,450	2,780
Total Non-GAAP Adjustments	14,958	4,432	4,107	2,973	3,446

Non-GAAP Adjusted Consolidated EBITDA	$8,803	$2,104	$2,622	$2,298	$1,779

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.
(4)	Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
GAAP Operating Income for Extended Warranty segment	$5,381	$515	$1,918	$1,704	$1,244

Non-GAAP Adjustments:
Investment income (1)	1,289	247	394	327	321
Employee costs	50	50	—	—	—
Depreciation	174	38	39	41	56
Total Non-GAAP Adjustments	1,513	335	433	368	377

Non-GAAP adjusted EBITDA for Extended Warranty segment	$6,894	$850	$2,351	$2,072	$1,621

	Twelve Months Ended	For the Three Months Ended
	3/31/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
GAAP Operating Income for Extended Warranty segment	$6,627	$1,076	$2,381	$1,778	$1,392

Non-GAAP Adjustments:
Investment income (1)	1,189	320	314	287	268
Depreciation	233	52	62	57	62
Total Non-GAAP Adjustments	1,422	372	376	344	330

Non-GAAP adjusted EBITDA for Extended Warranty segment	$8,049	$1,448	$2,757	$2,122	$1,722

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
GAAP Operating Income for KSX segment	$6,062	$1,743	$1,734	$1,144	$1,441

Non-GAAP Adjustments:
Acquisition and employee costs (1)	376	52	65	120	139
Investment income (2)	153	25	33	27	68
Depreciation	488	97	101	110	180
Total Non-GAAP Adjustments	1,017	174	199	257	387

Non-GAAP adjusted EBITDA for KSX segment	$7,079	$1,917	$1,933	$1,401	$1,828

	Twelve Months Ended	For the Three Months Ended
	3/31/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
GAAP Operating Income for KSX segment	$5,018	$1,343	$1,056	$1,003	$1,616

Non-GAAP Adjustments:
Acquisition and employee costs (1)	431	138	128	87	78
Investment income (2)	54	10	12	15	17
Depreciation (3)	88	64	24	—	—
Total Non-GAAP Adjustments	573	212	164	102	95

Non-GAAP adjusted EBITDA for KSX segment	$5,591	$1,555	$1,220	$1,105	$1,711

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI)
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting